Exhibit 10.8B

Monetary Advancement Int'l., Inc.
International Banking Investment Services          Tel (212) 732-3400
                                                   Fax (212) 406-9266



                              Consulting Agreement


        THIS FINANCIAL PUBLIC CONSULTING AGREEMENT, made this 3rd day of February, 1999 by and between Monetary Advancement International, Inc. (Herein after referred to as CONSULTANT) located at 120 Broadway, 28th Floor, New York, New York 10271 and Ginsite Materials, inc. (Herein
        after referred to as COMPANY), located 6781 W. Sunrise Blvd., Plantation, Florida 33313.

        WITNESSETH THAT:

        WHEREAS, the COMPANY requires media and other public relations services and desires to employ CONSULTANT to provide such services as an independent contractor, consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relation and evidencing the terms of their agreement.

        NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and convenants, the parties have agreed as follows:

1) APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its media and public relations advisor and hereby retains and employs CONSULTANT on the terms and conditions of this agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this agreement.

2) TERM. The term of this agreement shall be three months from the date hereof, plus an automatic renewal of three months, unless written notice not to continue the service is received by the consultant 15 days before expiration.

3)   SERVICES.

     A) CONSULTANT shall act, generally, as media and public relations advisor, and it intends to provide the following services:

     B) locate and introduce COMPANY to fund managers, buy-sides analysts and ____________________ retail and institution brokers;

     C)   introduce the COMPANY to the investment and other newsletter writers;


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     D)   arrange  for "paid"  promotional  exposure in radio,  television,  and print media on behalf of the COMPANY;

     E)   produce a feature story on COMPANY and publish same on Stock-Line.Com;


     F) publish a feature story on COMPANY in Wall Street reporter Magazine or a similar publication;

     G) arrange for a quarterly CEO interview on Stock-Line.com, which will also be published in Wall Street reporter Magazine or a similar publication.

     H) disseminate all corporate news announcements on Stock-Line.com and Wall Street Reporter or a similar publication.

4. LIMITATION ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations stock exchanges. The National Association of Securities Dealers, Inc., the in- house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly,

               CONSULTANT AGREES:

               1.   CONSULTANT   shall  NOT  release  any   financial  or  other
                    information or data about the COMPANY without the prior consent and approval of the COMPANY.

               2. CONSULTANT shall NOT conduct meetings with analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting.

               3. CONSULTANT shall not release any information or data about COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information has not been generally released or promulgated.

               4. After notice by the COMPANY of filing of a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the Underwriter(s), if any.

5)   DUTIES OF COMPANY.

               (a) COMPANY shall supply CONSULTANT, on a regular and timely basis, with all approved data and information about the COMPANY, its management, its products, and its operations


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                    and COMPANY shall be responsible for advising  CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

               (b) COMPANY shall promptly supply CONSULTANT with: copies of all filings with all federal and state securities agencies; full and complete copies of shareholder reports and communications whether or not prepared with CONSULTANT's assistance; all data and information supplied to any financial community, and all produce/service brochures, sales materials, etc.

               (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event that triggers of results in any restrictions on publicity.

               (d) COMPANY shall contemporaneously if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

6)     REPRESENTATION AND INDEMIFICATION

               (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplied to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will reply on such continuing representation in disseminating such information and otherwise performing it's public relation functions.

               (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information and data supplied by the COMPANY.

               (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, CONSULTANT's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, duties and obligations hereunder.

7) COMPENSATION. The COMPANY agrees to pay 250,000 freely traded shares of it's common stock at the time of signing this agreement.

8)  RELATIONSHIP   OF  PARTIES.   CONSULTANT  is  an  independent   contractor,
     responsible for compensation of its agents employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other. (i) TERMINATION. This agreement may not be terminated by



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     either party prior to the  expiration  of the term  provided in paragraph 2 above except as follows:

     (a) Upon failure of the other party to cure a default under, or a breach of, this agreement within ten days after written notice is given as to such or breach by terminating party;

     (b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

     (c) Upon the other party having or applying for a receiver appointed for all a substantial part of such party's assets or business. Nothing in this section preludes either party from terminating this agreement at the end of each three-month period.

9) ATTORNEY'S FEES. Should either party default in the terms or conditions of this agreement and suit be filed as result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default all costs and reasonable attorney's fees, expense and court costs through trial and appeal.

10) WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

1l) ASSIGNMENT. The rights and obligation of the parties under this agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

12) NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing, and if sent by certified mail; return receipt requested, to the principal office of the party being notified.

13) OTHER. Both parties to this agreement agree that signature sent by facsimile transmission are legally binding.

14) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharged is sought. This agreement shall be governed for all purposes by the laws of the state of New York. If any provision of this agreement shall be deemed unenforceable, such provision alone shall e severed from this agreement, the remainder of which shall otherwise remain in full force and effect.





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IN WITNESS  WHEREOF,  the parties hereto,  intending to be bound,  have executed this agreement, as of the date first written above.

                                     Monetary Advancement Int'l, Inc.

                                        By: /s/Raymond Burghard
                                        ------------------------
                                        Raymond Burghard
                                        President

Agreed to by:


/s/ Murray Ginsberg, Pres.
--------------------------
Ginsite Materials, Inc.

6 month agreement /s/M.G.